UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   FORM 8-K/A
                                   ----------


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



               Date of Earliest Event Reported September 5, 2000
                                               -----------------
                        Date of Report November 9, 2000
                                       ----------------


                         Commission File No. 000-20201
                                             ---------


                            HAMPSHIRE GROUP, LIMITED
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)



                    DELAWARE                          06-0967107
              ----------------------               -----------------
             (State of Incorporation)             (I.R.S. EIN Number)


                             215 COMMERCE BOULEVARD
                         ANDERSON, SOUTH CAROLINA 29625
                                 (864) 225-6232
                         ------------------------------
                        (Address and Telephone Number of
                   Registrant's Principal Executive Offices)

Introductory Note
-----------------

     This Form 8-K/A is being filed to amend the Current Report on Form 8-K (the "Form 8-K") of Hampshire Group, Limited filed on September 15, 2000, to include certain financial information.

     Item 2 of the Form 8-K is hereby amended and restated in its entirety as follows:

Item 2.  Acquisition of Assets
         ---------------------

     On September 5, 2000, Hampshire Group, Limited ("Hampshire Group"), through its wholly owned subsidiary Vintage III, Inc. ("Vintage" or the "Company"), concluded the acquisition of substantially all the assets and business of Item-Eyes, Inc. ("Item-Eyes"), a privately held sportswear company.

     The acquired assets include all the machinery and equipment, furniture and fixtures and leasehold improvements used in the operation of the business (other than the New York corporate condominium owned by Item-Eyes); all current assets; and all intangible assets of Item-Eyes (the "Assets"). Hampshire Group does not intend to change the use of the acquired Assets. The Acquisition Date Balance Sheet is filed herein as Schedule 1.

     The Assets were acquired from Item-Eyes, Inc. and the purchase price was paid to its stockholders (the "Stockholders"). The Stockholders are set forth below along with their addresses and respective percentage ownership of Item-Eyes:

     Mr. Martin Axman      870 Fifth Avenue, New York, NY       67.00%
     Mr. Marc Abramson     3 Heaton Court, Closter, NJ          16.86%
     Ms. Ellen Becker      110 Oak Drive, Rosyln, NY            16.14%
     Mr. Ralph Martinez    79 Beach Road, Massapequa, NY         (*)

     (*) The ownership interest of Mr. Martinez was purchased by Item-Eyes under an agreement entered into on September 7, 1999, and at the acquisition date, the shares were held as treasury stock securing a thirty-six month note payable to the former stockholder. At closing, the balance of the note was paid with $2 million of the cash purchase price plus 30,362 unregistered shares of Hampshire Group, Limited common stock.

     There were no relationships between any of the Stockholders and Hampshire Group, or any of its subsidiaries, including Vintage, or any of their directors, officers or affiliates.

-----------------------------------------------------------------------------

This Current Report on Form 8-K/A contains forward-looking information and statements that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the results of operation. Hampshire Group, Limited's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements which are made only as of the date hereof.

(Acquisition of Assets Continued)

     Item-Eyes, a privately held sportswear company founded in 1978 by its former owners, is a manufacturer and marketer of moderate-price, "missy" related separates under its label, Requirements, and private labels of prestige retailers such as Federated, JC Penney and May Department Stores. Item-Eyes will continue operating in an operational center and sales offices/ showroom in New York City and an administrative office in Hauppauge, New York. Under separate five-year employment agreements, the three principals will remain with the Company in similar capacities as they previously served: Mr. Axman, President and Chief Executive Officer; Mr. Abramson, Vice President Sales; and Ms. Becker, Vice President Design.

     As disclosed in Hampshire Group's Current Report on Form 8-K filed on July 10, 2000, Vintage, Hampshire Group, Item-Eyes and the Stockholders entered into an Asset Purchase Agreement on June 26, 2000 (the "Purchase Agreement"). Simultaneously with the execution of the Purchase Agreement, the Company made a good faith deposit of $5 million (the "Deposit"). Under the terms of the Purchase Agreement, after July 20, 2000, interest accrued on the unpaid cash portion of the purchase price at 10% per annum. Further, the Purchase Agreement provided for the forfeiture of the Deposit if Vintage failed to close on or before September 5, 2000, as a result of reasons other than the Company's failure to obtain bank financing or the death of one of the principals. In the event the transaction did not close on or before September 5, 2000, as a result of the Company's failure to obtain bank financing, the Purchase Agreement provided for the forfeiture of the Deposit in the amount equal to $1 million plus the legal expenses of Item-Eyes.

     The purchase price to be paid was dependent upon the net assets delivered; therefore, the books and records of Item-Eyes were closed as of August 20, 2000, to permit the compilation of the assets to be acquired for closing of the transaction on August 31, 2000. Based on the compilation prepared for the closing and mutual agreement among the parties, the purchase price was reduced by $250,000 and consequently, the subordinated notes delivered were reduced in a like amount. Due to legal matters among the participants in the bank consortium financing the transaction, the funding of the balance of the purchase price and the indemnification for the outstanding letters of credit assumed was not finalized until September 5, 2000.

     The Company has accounted for the Item-Eyes acquisition as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16, Business Combinations. The purchase price was allocated to the net assets acquired including the liabilities assumed as of August 20, 2000, based upon their estimated fair values as of that date with the remainder being recorded as goodwill. An appraisal of the fair values of the assets acquired was not deemed necessary considering that 96.6% of the tangible assets acquired were current assets, primarily accounts receivable and inventories in trade. Additionally, 1.5% of the assets acquired were represented by cash surrender value of officers life insurance policies. Of the $862,000 remaining tangible assets acquired, more than 50% represented leasehold improvements which will be amortized over the remaining life of the respective leases.

(Acquisition of Assets Continued)

 The assets were acquired for a total of $57,288,000 which was paid as follows:

     Cash                                                       $13,000,000
     Assumed liabilities - revolving credit line                 31,069,000 (1)
     Assumed liabilities - trade accounts payable, etc.           8,397,000
     Issuance of Subordinated Notes payable                       2,100,000 (2)
     Issuance of Hampshire Group, Limited common stock            2,722,000 (3)

     (1) The balance outstanding under the line of credit on the acquisition date had been reduced by the pay-down against the line of credit of the $5 million purchase price deposit; therefore, the assumed liability of the line of credit has been restated accordingly.

     (2) The Subordinated Notes issued by Vintage are subordinated in all respects to all indebtedness incurred under Hampshire Group's Credit Agreement (hereinafter defined) and Hampshire Group's outstanding Insurance Notes (hereinafter defined), bear interest at 9.5% to 11.5% per annum and are due in 2.5 to 4 years. Hampshire Group and its Chairman have guaranteed Vintage's obligation pursuant to the Subordinated Notes.

     (3) Hampshire Group Limited issued 395,382 unregistered shares of its common stock, par value $0.10 per share, which has been recorded at an assumed fair market value of $6.885 per share. The assumed fair market value was determined by averaging the closing price of the stock, as reported by the NASDAQ market, for five trading days prior to and five trading days subsequent to August 20, 2000. Further, the average closing price was discounted 15% due to lack of marketability of the unregistered shares.

     The Company also assumed the purchase commitments of Item-Eyes, which included open orders for the purchase of inventory of approximately $5.8 million secured by open letters of credit.

     The allocation of the purchase price is subject to final determination based on changes in certain estimates of the asset valuations and determination of liabilities assumed that may occur within the first year of operations. Management believes that there will not be material changes to the allocation of the purchase price.

     A portion of the consideration paid by the Company was obtained through loans under Hampshire Group's senior secured revolving credit facility pursuant to the Amended and Restated Credit Agreement and Guaranty, dated September 5, 2000 (the "Credit Agreement"), among Hampshire Group Limited, Hampshire Group's subsidiaries including Vintage, The Chase Manhattan Bank ("Chase"), HSBC Bank USA, The CIT Group/Commercial Services, Inc., Fleet National Bank, Israel Discount Bank of New York and Bank of America, N.A. (collectively the "Banks"), and Chase as agent for the Banks. The three-year Credit Agreement provides a secured credit facility up to $97,937,500 in revolving line of credit and letters of credit. The credit facility is limited by the amount of assets securing the facility, but includes a provision for over-advance during the Hampshire Group's peak borrowing periods.

(Acquisition of Assets Continued)

     Hampshire Group and its subsidiaries, including Vintage, also entered into Amendment No. 1, dated September 5, 2000 (the "Amendment"), to the Note Purchase Agreements, dated as of May 15, 1998, among Hampshire Group Limited, Hampshire Group's subsidiaries, Phoenix Home Life Mutual Insurance Company and the Ohio National Life Insurance Company, with respect to the $15,000,000 aggregate principal amount, Senior Secured Notes due January 2, 2008 (the "Insurance Notes"). The Amendment provides for, among other things, changes in i) the applicable interest rate from 7.05% to an adjustable rate, 8% effective September 5, 2000, and ii) the principal amortization schedule from seven annual installments of $2,142,857 commencing January 2, 2002, to a payment of $937,500 upon closing and 15 semi-annual installments of $937,500 each, commencing January 2, 2001. In consideration of the above, the Senior Secured Note Holders waived receipt of any portion of the proceeds from Hampshire Group's prior sale of its manufacturing facilities which occurred on April 28, 2000, and is described further in a Current Report on Form 8-K filed by Hampshire Group on July 10, 2000.

     Based on a term sheet approved on June 2, 2000, Hampshire Group closed on a five-year term loan with Merchants National Bank, Winona, Minnesota for $3 million on September 20, 2000. The $3 million loan was part of the long-term financing of the acquisition. The note bears interest at the bank's prime rate plus 0.25% per annum, adjustable annually on the anniversary of the loan. The agreement provides for repayment of the loan in nine semi-annual installments of $301,941 each, commencing March 20, 2001 but may be prepaid without penalty.

     On September 11, 2000, Vintage changed its name to Item-Eyes, Inc.

     A copy of the press release issued by Hampshire Group on September 6, 2000, in respect of the acquisition is attached hereto as Exhibit 99.1 and incorporated hereto by reference.

                                                                  Schedule 1

                               VINTAGE III, INC.
            (A wholly owned subsidiary of Hampshire Group, Limited)
                         ACQUISITION DATE BALANCE SHEET
                           (unaudited, in thousands)
                                August 20, 2000

                           ASSETS                               Note (A)
---------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents .............................    $   103
  Accounts receivable trade - net .......................     16,688
  Other accounts receivable .............................        378
  Inventories ...........................................     29,738
  Other current assets ..................................         93
                                                             -------
    Total current assets ................................     47,000
Property, plant and equipment - net .....................        862
Other assets ............................................        775
                                                             -------
    Net tangible assets purchased .......................     48,637
Goodwill ................................................      8,651    (B)
                                                             -------
    Total assets ........................................    $57,288
                                                             =======
                      LIABILITIES
---------------------------------------------------------------------------
Current liabilities:
  Borrowings under line of credit .......................    $31,069    (C)
  Accounts payable ......................................      6,278
  Accrued expenses and other liabilities ................      2,119
  Loan payable to parent company ........................     13,000
                                                             -------
    Total current liabilities ...........................     52,466
Subordinated notes payable ..............................      2,100    (D)
                                                             -------
    Total liabilities ...................................     54,566
                                                             -------

COMMITMENTS AND CONTINGENCIES ...........................               (E)

            STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------
Common stock
Additional paid-in-capital ..............................      2,722    (F)
                                                             -------
    Total stockholder's equity ..........................      2,722
                                                             -------
    Total liabilities and stockholder's equity ..........    $57,288
                                                             =======

               The accompanying notes are an integral part of this
                        Acquisition Date Balance Sheet.

                                    NOTES TO
                         ACQUISITION DATE BALANCE SHEET
                                August 20, 2000

     (A)  Basis of Presentation.
          ---------------------
          The unaudited Acquisition Date Balance Sheet reflects the purchase of substantially all of the assets and business of Item-Eyes, Inc. ("Item-Eyes") and the liabilities assumed as partial payment of the purchase price. The acquired assets include all the machinery and equipment, furniture and fixtures and leasehold improvements used in the operation of the business (other than the New York corporate condominium); all current assets; and all intangibles assets of Item-Eyes.

          Management believes that the assumptions used in preparing this Acquisition Date Balance Sheet provides a reasonable basis for presenting all of the significant effects of the acquisition.

     (B)  Acquisition Goodwill.
          --------------------
          The excess of purchase price over net assets purchased, plus $172,550 of acquisition- related costs, have been recorded as goodwill and will be amortized on the straight-line method over 15 years.

     (C)  Liabilities Assumed Under Line of Credit.
          ----------------------------------------
          The balance outstanding under the line of credit on the acquisition date had been reduced by the pay-down against the line of credit of the $5 million purchase price deposit made June 26, 2000; therefore, the assumed liability of the line of credit has been restated to recognize the pay-down of the line with the deposit.

     (D)  Subordinated Notes Payable.
          --------------------------
          The Subordinated Notes issued by Vintage as partial payment of the purchase price, are subordinated in all respects to indebtedness incurred under Hampshire Group's Credit Agreement and outstanding Insurance Notes, bear interest at 9.5% to 11.5% per annum and are due in full in 2.5 to 4 years. Hampshire Group and its Chairman have guaranteed Vintage's obligations pursuant to the Subordinated Notes.

     (E)  Commitments and Contingencies.
          -----------------------------
          In conjunction with the acquisition, Vintage assumed the purchase commitments of Item-Eyes which were guaranteed by approximately $5.8 million of open letters of credit.

     (F)  Common Stock.
          ------------
          As partial payment of the purchase price, Hampshire Group, Limited issued 395,382 unregistered shares of its common stock, par value $0.10 per share, which has been recorded at an assumed fair market value of $6.885 per share. The assumed fair market value was determined by averaging the closing price of the stock, as reported by the NASDAQ market, for five trading days prior to and five trading days subsequent to August 20, 2000. Further, the average closing price was discounted 15% due to lack of marketability of the unregistered shares.

          Item 7 of the Form 8-K is hereby amended and restated in its entirety as follows:

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          The information required to be presented in this Item 7 is as follows.

     A.   Financial Statements of Business Acquired.
          -----------------------------------------

          Annex 1 Item-Eyes, Inc. Interim Unaudited Financial Statements for the Six Months Ended June 30, 2000

          Annex 2 Item-Eyes, Inc. Financial Statements for the Year Ended December 31, 1999

          Annex 3 Item-Eyes, Inc. Financial Statements for the Year Ended December 31, 1998

          Annex 4 Item-Eyes, Inc. Financial Statements for the Year Ended December 31, 1997

     B.   Pro Forma Financial Information.
          -------------------------------
                                                                      Page
          Unaudited Pro Forma financial information of Hampshire Group, Limited.

          Annex 5     a.  Introductory Note                             1

        `             b.  Unaudited Pro Forma Consolidated Balance
                          Sheet as of July 1, 2000                      2

                      c.  Unaudited Pro Forma Consolidated Statement
                          of Operations for the Six Months Ended
                          July 1, 2000                                  4

                      d.  Unaudited Pro Forma Consolidated Statement
                          of Income for the Year Ended
                          December 31, 1999                             6

C.  Exhibits:
    --------
          Exhibits Incorporated by Reference:
          ----------------------------------

     4.1 Amendment No. 1, dated September 5, 2000, to the Note Purchase Agreement, dated as of May 15,1998, among the Company, the Guarantors named therein, Phoenix Home Life Mutual Insurance
          Company and the Ohio National Life Insurance Company.              *

     10.1 Asset Purchase Agreement among Vintage III, Inc., Hampshire
          Group, Limited, Item-Eyes, Inc. and certain other parties,
          dated June 26, 2000.                                               *

     10.2 Amended and Restated Credit Agreement and Guaranty among
          Hampshire Group, Limited, the Guarantors named therein, the
          Banks named therein and The Chase Manhattan Bank as agent for
          the Banks, dated September 5, 2000.                                *

     99.1 Hampshire Group, Limited's press release announcing the completion of the acquisition of the assets and business of
          Item-Eyes, Inc., dated September 6, 2000.                          *

          (*) Incorporated by reference to Hampshire Group, Limited's Current Report on Form 8-K filed on September 15, 2000.


          Exhibits filed herewith:
          -----------------------

     10.3 Term Loan Agreement between Merchants National Bank and Hampshire Group, Limited dated as of September 20, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        HAMPSHIRE GROUP, LIMITED
                                        (Registrant)


Date:   November 9, 2000                /s/ Ludwig Kuttner
        ----------------                -------------------------------
                                        Ludwig Kuttner
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)



Date:   November 9, 2000                /s/ Charles W. Clayton
        ----------------                -------------------------------
                                        Charles W. Clayton
                                        Vice President, Secretary, Treasurer
                                        and Chief Financial Officer
                                        (Principal Accounting Officer)

ANNEX 1

                                 ITEM-EYES, INC.


                              FINANCIAL STATEMENTS


                                  JUNE 30, 2000

                                 ITEM-EYES, INC.
                                TABLE OF CONTENTS
                    SIX MONTHS ENDED JUNE 30, 2000 (COMPILED)
                               AND 1999 (REVIEWED)

                                                                   Page

Accountants' Report                                                 1


Balance Sheets                                                      2


Statements of Income                                                3


Statements of Changes in Stockholders' Equity                       4


Statements of Cash Flows                                            5


Notes to Financial Statements                                      6-13

                                ACCOUNTANTS' REPORT


Stockholders
Item-Eyes, Inc.
New York, NY


We have compiled the accompanying balance sheet of Item-Eyes, Inc. as of June 30, 2000, and the related statements of income, changes in stockholders' equity, and cash flows for the six months then ended, and the accompanying supplementary information on pages 15 through 16, inclusive, which is presented for supplementary analysis purposes, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements and supplementary schedules information that is the representation of management. We have not audited or reviewed the 2000 financial statements and supplementary schedules and, accordingly, we do not express an opinion or any other form of assurance on them.

The accompanying 1999 financial statements of Item-Eyes, Inc. were previously reviewed by us, and our report dated August 2, 1999, stated that we were not aware of any material modifications that should be made to those statements in order for them to be in conformity with generally accepted accounting principles. In addition, the 1999 supplementary information on pages 15 through 16, inclusive, was not subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, but was compiled from information that was the representation of management, without audit or review and we did not express an opinion or any other form of assurance on such information.


/s/ Berenson & Company LLP
-------------------------------
New York, NY
July 27, 2000

                                                                          Page 2
                                 ITEM-EYES, INC.
                                 BALANCE SHEETS

                                                                June 30
                                                           ----------------
                                                           2000        1999*
                                                          ------      ------
           ASSETS                                       (Compiled)   (Reviewed)
Current assets:
  Cash.............................................   $    57,388    $  385,220
  Accounts receivable, less allowances for
    doubtful accounts, sales discounts and returns
    of $2,673,000; $2,562,000-1999 (notes 5 and 14)    12,593,223    10,913,322
  Inventories (notes 3 and 5)......................    26,856,259    20,061,887
  Due from stockholders (note 9)...................        20,000         -
  Due from related parties (notes 9 and 13)........         -            59,690
  Prepaid expenses and other current assets .......       340,549       624,608
                                                      -----------   -----------
      Total current assets.........................    39,867,419    32,044,727

Property and equipment (note 4 and 8)                   2,362,886       945,735
Other assets                                              595,850       450,532
                                                      -----------   -----------
                                                      $42,826,155   $33,440,994
                                                      ===========   ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable (note 5) ...........................   $16,117,181   $14,645,729
  Note payable, former stockholder (note 6) .......     1,029,009          --
  Mortgage payable, current portion (note 8) ......        66,667          --
  Accounts payable ................................     9,204,772     5,824,012
  Advance payment - sale of net assets (note 10) ..     5,000,000          --
  Due to related party (note 9) ...................        98,506       158,988
  Accrued expenses and other current liabilities ..       447,989     1,914,585
                                                      -----------   -----------
      Total current liabilities ...................    31,964,124    22,543,314

Note payable, former stockholder, net of current
  portion (note 6)..................................    1,439,083          --
Mortgage payable, net of current portion (note 8) ..      900,000          --
Loans payable, stockholders (note 7) ...............         --         750,000
                                                      -----------   -----------
                                                       34,303,207    23,293,314
                                                      -----------   -----------
Commitments and contingency (notes 12 and 13)

Stockholders' equity:
  Common stock, no par value; authorized 200 shares;
    issued 100 shares ..............................          200           200
  Additional paid-in capital .......................      269,800       269,800
  Retained earnings ................................   12,174,177    10,057,055
                                                      -----------   -----------
                                                       12,444,177    10,327,055
  Less: treasury stock, at cost (note 15) ..........    3,921,229       179,375
                                                      -----------   -----------
                                                        8,522,948    10,147,680
                                                      -----------   -----------
                                                      $42,826,155   $33,440,994
                                                      ===========   ===========

     *Certain items have been reclassified to conform to 2000 presentation.
                            See accountants' report.
    The accompanying notes are an integral part of the financial statements.

                                                                         Page 3
                                 ITEM-EYES, INC.
                              STATEMENTS OF INCOME

                                                 Six months ended June 30,
                                                 ------------------------
                                                   2000           1999*
                                                  ------         -------
                                                (Compiled)     (Reviewed)

Net sales (note 14) .......................    $42,286,390     $44,322,536
                                               -----------     -----------
Cost of goods sold (note 9) ...............     33,682,295      35,262,901
                                               -----------     -----------
Operating expenses:
   Salaries and employee benefits .........      4,301,263       4,165,743
   Design .................................        372,969         291,488
   Production .............................        233,275         248,126
   Selling ................................        671,946         463,750
   Shipping ...............................        661,332         417,010
   General and administrative .............        883,427         975,856
                                               -----------     -----------
                                                 7,124,212       6,561,973
                                               -----------     -----------
Income from operations ....................      1,479,883       2,497,662
                                               -----------     -----------
Other (income) expense:
   Interest expense, net of interest income
     of $990; $413-1999 ...................      1,021,615         813,457
   Rental income, net (note 13) ...........        (46,304)           --
                                               -----------     -----------
                                                   975,311         813,457
                                               -----------     -----------
Income before provision for income taxes ..        504,572       1,684,205

Provision for income taxes (note 11) ......         28,000          40,755
                                               -----------     -----------
Net income ................................    $   476,572     $ 1,643,450
                                               ===========     ===========

     *Certain items have been reclassified to conform to 2000 presentation.
                            See accountants' report.
    The accompanying notes are an integral part of the financial statements.

                                                                        Page 4
                                 ITEM-EYES, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    SIX MONTHS ENDED JUNE 30, 2000 (COMPILED)
                               AND 1999 (REVIEWED)

                                  Additional
                          Common   paid-in    Retained    Treasury
                           stock   capital    earnings     stock       Total
                          ------- ---------  ---------- -----------  ----------
Balances, January 1, 1999   $200  $269,800  $ 8,413,605  ($179,375)  $8,504,230

Net income                    -      -        1,643,450      -        1,643,450
                            ----  --------  -----------  ---------  -----------
Balances, June 30, 1999     $200  $269,800  $10,057,055  ($179,375) $10,147,680
                            ====  ========  ===========  =========  ===========

Balances, January 1, 2000   $200  $269,800  $11,697,605($3,921,229)  $8,046,376

Net income                    -      -          476,572      -          476,572
                            ----  --------  -----------  ---------  -----------
Balances, June 30, 2000     $200  $269,800  $12,174,177($3,921,229)  $8,522,948
                            ====  ========  ===========  =========  ===========




                            See accountants' report.
    The accompanying notes are an integral part of the financial statements.

                                 ITEM-EYES, INC.
                            STATEMENTS OF CASH FLOWS

                                                     Six months ended June 30,
                                                     ------------------------
                                                       2000           1999*
                                                      ------         -------
                                                     (Compiled)     (Reviewed)
Cash flows from operating activities:
  Net income ...................................    $  476,572    $  1,643,450
  Adjustments to reconcile net income (loss) to
    net cash provided (used) by operating
    activities:
     Depreciation ..............................       150,000         126,000
     Bad debt expense ..........................         7,705          90,000
     Changes in assets (increase) decrease:
       Accounts receivable .....................     3,882,206       7,055,722
       Inventories .............................   (10,209,311)      1,392,408
       Due from related parties ................        59,690           3,203
       Prepaid expenses and other current assets      (303,637)       (444,862)
       Other assets .............................       50,672          (8,600)
     Changes in liabilities increase (decrease):
       Due to related party .....................      (32,777)         20,243
       Accounts payable .........................    3,586,468      (2,477,699)
       Accrued expenses and other current
        liabilities ............................      (263,884)      1,683,753
                                                    ----------     -----------
         Net cash provided (used) by operating
           activities                               (2,596,296)      9,083,618
                                                    ----------     -----------
Cash flows used by investing activities:
   Acquisition of property and equipment .......      (128,695)        (16,018)
                                                    ----------     -----------
Cash flows from financing activities:
   Note payable, repayments, net ...............    (1,946,783)     (8,832,505)
   Note payable, former stockholder ............      (477,329)           --
   Due from stockholders .......................       115,000            --
   Advance payment - sale of net assets ........     5,000,000            --
   Mortgage payable ............................       (33,333)           --
                                                    ----------     -----------
     Net cash provided (used) by financing
       activities ..............................     2,657,555      (8,832,505)
                                                    ----------     -----------
Net increase (decrease) in cash ................       (67,436)        235,095
Cash, beginning of period ......................       124,824         150,125
                                                    ----------     -----------
Cash, end of period ............................    $   57,388     $   385,220
                                                    ==========     ===========
Supplemental disclosures of cash flow information:
   Cash paid during the period for:
      Interest .................................. $ 1,026,253    $    813,870
      Income taxes ..............................      62,395           9,577

     *Certain items have been reclassified to conform to 2000 presentation.
                            See accountants' report.
    The accompanying notes are an integral part of the financial statements.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

1.   Nature of business:

     The Company, located in New York, is a manufacturer providing branded and private label women's apparel both domestically and internationally.


2.   Significant accounting policies:

     a.   Inventories:

          Inventories are valued at the lower of cost (first-in, first-out) or market.

     b.   Property and equipment:

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized on the straight-line basis over the shorter of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using straight-line and accelerated methods.

     c.   Income taxes:

          The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these financial statements. A provision has been made for any state and local taxes.

     d.   Cash concentration:

          The Company maintains its cash accounts primarily in two commercial banks located in New York. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

2.     Significant accounting policies: (Continued)

     e.   Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company's most significant financial statement estimate is the allowance for customer allowances and doubtful accounts. Management determines the estimate of the allowance for customer allowances and doubtful accounts considering a number of factors, including historical experience, aging of the accounts, provision for allowances based on specific agreements with customers and the current credit worthiness of its customers. Management believes that its estimates provided in the financial statements, including those for the previously described item are reasonable. However, actual results could differ from those estimates.


     f.   Advertising costs:

          Advertising costs are expensed as incurred. Advertising expense for the six months ended June 30, 2000 and 1999 was approximately $25,000 and $36,000, respectively.

     g.   Credit risk:

          The Company routinely extends credit to domestic and international retailers for the sale of its women's apparel. This credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. Management believes that the credit risk is mitigated by the diversity of its customer base. Reserves for potential credit losses are maintained and such losses have been immaterial to the Company's financial position and within management's expectations.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

3.   Inventories:
                                           2000                1999
                                        -----------        -----------
       Raw materials                    $ 5,184,285        $ 5,947,073
       Work-in-process                    5,804,513          4,245,932
       Finished goods                    15,867,461          9,868,882
                                        -----------        -----------
                                        $26,856,259        $20,061,887
                                        ===========        ===========

4.   Property and equipment:
                                            2000                1999
                                        -----------        -----------
       Condominium (note 8)              $1,585,071         $    -
       Automobile                            19,779             19,779
       Machinery and equipment              203,406            176,119
       Furniture and fixtures               286,653            245,562
       Computer equipment                   941,512          1,173,635
       Leasehold improvements               826,435            785,681
                                         ----------         ----------
                                          3,862,856          2,400,776
       Less: accumulated
        depreciation and amortization     1,499,970          1,455,041
                                         ----------         ----------
                                         $2,362,886         $  945,735
                                         ==========         ==========
5.   Note payable:

     The Company has a credit facility with a finance company expiring December 31, 2000. The Company currently has available a $40,000,000 line of credit, collateralized by accounts receivable, inventory, and limited personal guarantees. The note, which bears interest at prime, had an interest rate of 9.50% and 7.75% at June 30, 2000 and 1999, respectively.

     Borrowing availability is based on 85% of "Eligible Accounts Receivable" and 50% of "Eligible Inventory." In addition, the credit facility agreement allows for an overadvance facility up to an amount of $4,700,000 and $8,750,000 at June 30, 2000 and 1999, respectively. The Company had a borrowing availability of approximately $2,766,000 at June 30, 2000 and an overadvance of approximately $5,561,000 at June 30, 1999.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

5.   Note payable: (Continued)

     The credit facility contains a covenant which requires certain financial performance by the Company. The Company was in compliance with this covenant as of June 30, 2000 and 1999.

6.   Note payable, former stockholder:
                                                               2 0 0 0
                                                             -----------
     Pursuant to the stock redemption (note 14),
     payable in 36 monthly installments of $102,459
     including interest at 10% per annum maturing
     September 1, 2002.                                       $2,468,092
     Less: current maturities                                  1,029,009
                                                             -----------
                                                              $1,439,083
                                                             ===========

       The approximate maturities of the debt are as follows:

       Twelve months ending June 30,     2001    $1,029,000
                                         2002     1,137,000
                                         2003       302,000


7.   Loans payable, stockholders:

     Loans payable to stockholders in the amount of $750,000 bore interest at 7% per annum. The stockholders subordinated the loans to the debt due to the finance company and trade creditors. As of December 31, 1999, the subordination was released by the finance company and loans payable were repaid to both the stockholders and the former stockholder (note 14).

                                                                     Page 10
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

8.   Mortgage payable:
                                                           2 0 0 0
                                                          ---------

     Mortgage payable in monthly installments of $5,556
     plus interest maturing December 2002. The mortgage
     payable is collateralized by a condominium. The
     mortgage bears interest at one half of one percent
     (.50%) above the prime rate. The interest rate as of
     June 30, 2000 was 10%.                               $966,667
     Less: current maturities                               66,667
                                                          --------
                                                          $900,000
                                                          ========

    The maturities of the debt are as follows:

    Twelve months ending June 30,     2001    $  66,667
                                      2002       66,667
                                      2003      833,333

9.   Related party transactions:

     a.  Due from/to related party:

     The Company uses a company affiliated through common ownership to warehouse, package and ship its merchandise. Included in cost of goods sold are fees of $1,299,992 and $1,149,764 for the six months ended June 30, 2000 and 1999, respectively. Included in cost of goods sold were $350,000 and $225,000 of management fee income charged to this affiliated company for the six months ended June 30, 2000 and 1999, respectively. As of June 30, 2000 and 1999, amounts due to this affiliated company were $98,506 and $158,988, respectively.

     b.  Due from stockholders:

     Amounts due from stockholders were $20,000 and $-0- as of June 30, 2000 and 1999, respectively. Repayment of the amount due to the Company is expected within the next year.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

10.  Advance payment - sale of net assets:

     The Company is currently in negotiations with another entity for the sale of substantially all of the Company's assets, and the assumption of substantially all of the Company's liabilities. The Company received a $5,000,000 advance payment in June 2000 upon the signing of a contract for the proposed sale. Depending on the facts and circumstances, the Company may be able to retain a portion of the advance payment if the proposed sale is not completed.

11.  Income taxes:
                                            2 0 0 0         1 9 9 9
                                           ---------       ---------
     Current provision:
       State and local                      $28,000         $40,755
                                            =======         =======

12.  Pension plans:

     The Company makes contributions to a multi-employer union sponsored pension plan. The plan provides defined benefits to substantially all union employees. The plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. Information relating to accumulated benefit obligations and plan assets is not determinable. Under ERISA, an employer, upon withdrawal from a multi-employer plan, is required to fund its proportionate share of the plan's unfunded vested benefits at the point of withdrawal. The Company has no intention of withdrawing from the plan. Contributions made to the plan for the six months ended June 30, 2000 and 1999 were $-0- and $90,000, respectively.

     The Company sponsors a defined contribution pension plan that covers all nonunion employees. Contributions are based on an employee's salary subject to a maximum. Matching contributions are at the discretion of management.

     The Company sponsors a retirement savings plan for its salaried and hourly employees, which allows participants to make contributions under Section 401(k) of the Internal Revenue Code. Employees vest immediately in their contributions. Matching contributions are at the discretion of management.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

12.  Pension plans: (Continued)

     There were no contributions made by the Company to either plan for the six months ended June 30, 2000 and 1999.

13.  Commitments and contingency:

     a. The Company leases office and showroom facilities under noncancelable operating leases. Additionally, the Company leased an office and warehouse facility on a month-to-month basis from a partnership which is owned by some of the stockholders. The amounts due from this partnership, included in due from related parties, as of June 30, 2000 and 1999 were $-0- and $59,690, respectively. The minimum annual rental commitments on leased real property under noncancelable operating leases at June 30, 2000 are approximately $2,171,000 payable as follows:

          Twelve months ending June 30,         2001      $494,000
                                                2002       501,000
                                                2003       468,000
                                                2004       443,000
                                                2005       265,000

          The leases require payment of real estate taxes and other operating expenses. Rent expense for the six months ended June 30, 2000 and 1999 was approximately $479,000 and $435,000, respectively.

     b. The Company was contingently liable for approximately $7,304,000 of open letters of credit as of June 30, 2000.

     c. On January 14, 2000, the Company signed a one-year lease beginning February 1, 2000 for the rental of the condominium in the amount of $144,000 per year. Rental income, net of common charges and real estate taxes, for the six months ended June 30, 2000 was $46,304.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JUNE 30, 2000 (COMPILED) AND 1999 (REVIEWED)

14.  Major customers:

     Approximately 13% and 12% of the Company's sales for the six months ended June 30, 2000 and 1999, respectively, were to one customer. The amounts due from this customer included in accounts receivable was approximately $1,665,000 and $1,026,000 at June 30, 2000 and 1999, respectively.


15.  Treasury stock:

     On September 7, 1999, the Company purchased stock held by one of its stockholders. The stockholder held a 24.48% interest in the Company. The purchase price of the individual interest was $3,741,854, payable with a 15% down payment, with the remaining balance payable in 36 monthly installments, commencing October 1, 1999. The stock is being held as collateral for the note (note 6).


16.  Buy-sell agreement:

     The Company and its stockholders have an agreement regarding the disposition of the stockholders' shares of the Company's common stock. In certain instances, defined in the agreement, a stockholder may dispose of his stock by offering it for sale to the Company and the other stockholders. The Company has the first option to buy, and, after a period of time, the option reverts to the remaining stockholders. The methodology for determining the purchase price is set forth in the agreement.

     As part of the same agreement, upon the death of a stockholder, the Company or its other stockholders shall have the irrevocable and exclusive option, but not the obligation, to purchase the Company's common stock from the estate of the deceased stockholder. The acquisition price is determined in the same manner as for a disposition of stock.

     At June 30, 2000, the agreement was partially funded by insurance.

ANNEX 2
                                 ITEM-EYES, INC.


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 1999
                                       AND
                                  DECEMBER 1998

                                 ITEM-EYES, INC.
                                TABLE OF CONTENTS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                    Page
Independent Auditors' Report                                          1


Balance Sheets                                                        2


Statements of Income and Retained Earnings                            3


Statements of Changes in Stockholder's Equity                         4


Statements of Cash Flows                                              5


Notes to Financial Statements                                        6-13

                          INDEPENDENT AUDITORS' REPORT



Stockholders
Item-Eyes, Inc.
New York, NY


We have audited the accompanying balance sheets of Item-Eyes, Inc. as of December 31, 1999 and 1998, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Item-Eyes, Inc. as of December 31, 1999 and 1998, and the results of its operations, changes in stockholder's equity and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Berenson & Company LLC
------------------------------------

New York, NY
February 5, 2000, except for note 5
as to which the date is May 18, 2000

                                                                    Page 2
                                 ITEM-EYES, INC.
                                 BALANCE SHEETS

                                                      Years ended December 31,
                                                      ------------------------
                                                       1 9 9 9       1 9 9 8
                                                       -------       -------
             A S S E T S
Current assets:
  Cash ...........................................   $   124,824   $   150,125
  Accounts receivable, less allowances for customer
    allowances and doubtful accounts of $1,938,000;
    $1,076,802-1998(notes 5, 9 and 13) ...........    16,483,134    18,059,044
  Inventories (notes 3 and 5) ....................    16,646,948    21,454,295
  Due from stockholders (note 9) .................       135,000          --
  Due from related parties (notes 9 and 12a) .....        59,690        62,893
  Prepaid expenses and other current assets ......        36,912       179,746
                                                     -----------   -----------
            Total current assets .................    33,486,508    39,906,103

Property and equipment (notes 4 and 8) ...........     2,384,191     1,055,717
Other assets .....................................       646,522       441,932
                                                     -----------   -----------
                                                     $36,517,221   $41,403,752
                                                     ===========   ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable (note 5) ..........................   $18,063,964   $23,478,234
  Note payable, former stockholder (note 6) ......       979,027          --
  Mortgage payable, current portion (note 8) .....        66,667          --
  Accounts payable ...............................     5,618,304     8,301,711
  Due to related party (note 9) ..................       131,283       138,745
  Accrued expenses and other current liabilities .       711,873       230,832
                                                     -----------   -----------
            Total current liabilities ............    25,571,118    32,149,522

Note payable, former stockholder, net of current
  portion (note 6)................................     1,966,394          --
Mortgage payable, net of current portion (note 8).       933,333          --
Loans payable, stockholders (note 7) .............          --         750,000
                                                     -----------   -----------
                                                      28,470,845    32,899,522
                                                     -----------   -----------
Commitments and contingency (notes 11 and 12)

Stockholders' equity:
   Common stock, no par value; authorized 200
     shares; issued 100 shares; outstanding
     75.52 shares; 100 shares-1998 ...............           200           200
   Additional paid-in capital ....................       269,800       269,800
   Retained earnings .............................    11,697,605     8,413,605
                                                     -----------   -----------
                                                      11,967,605     8,683,605
   Less: treasury stock, at cost 24.48 shares
      (note 13) ..................................     3,921,229       179,375
                                                     -----------   -----------
                                                       8,046,376     8,504,230
                                                     -----------   -----------
                                                     $36,517,221   $41,403,752
                                                     ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                                                       Page 3
                                 ITEM-EYES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                       Years ended December 31,
                                                      ------------------------
                                                       1 9 9 9       1 9 9 8
                                                       -------       -------
Net sales (note 13) ............................   $103,758,693   $ 98,953,507

Cost of goods sold (note 9) ....................     82,992,378     78,495,516
                                                   ------------   ------------
Operating expenses:
   Salaries and employee benefits ..............     10,946,076     11,115,806
   Design ......................................        636,761        506,787
   Production ..................................        476,149        484,497
   Selling .....................................      1,059,748      1,097,040
   Shipping ....................................      1,055,067        862,207
   General and administrative ..................      1,407,215      1,545,505
                                                   ------------   ------------
                                                     15,581,016     15,611,842
                                                   ------------   ------------
Income from operations .........................      5,185,299      4,846,149

Interest expense, net of interest
  income of $13,420; $1,337-1998 ...............      1,802,023      2,000,625
                                                   ------------   ------------
Income before provision for income taxes .......      3,383,276      2,845,524

Provision for income taxes (note 10) ...........         99,276         86,579
                                                   ------------   ------------
Net income .....................................   $  3,284,000   $  2,758,945
                                                   ============   ============
Proforma (note 17):
   Historical income before provision for
    income taxes ...............................   $  3,383,276   $  2,845,524
   Proforma provision for income taxes .........      1,167,126      1,021,346
                                                   ------------   ------------
Proforma net income ............................   $  2,216,150   $  1,824,178
                                                   ============   ============
    The accompanying notes are an integral part of the financial statements.

                                 ITEM EYES, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                  Additional
                          Common   paid-in    Retained    Treasury
                           stock   capital    earnings     stock       Total
                          ------- ---------  ---------- -----------  ----------
Balances, January 1, 1998   $200   $269,800  $10,271,704  ($179,375)$10,362,329

Net income                    -       -        2,758,945      -       2,758,945

Distributions to
  stockholders                -       -       (4,617,044)     -      (4,617,044)
                            ----   --------  ----------- ----------  ----------
Balances, December 31, 1998  200    269,800    8,413,605   (179,375)  8,504,230

Net income                    -       -        3,284,000      -       3,284,000

Purchase of treasury stock
  (note 14)                   -       -           -      (3,741,854) (3,741,854)
                            ----   --------  ----------- ----------  ----------
Balances, December 31, 1999 $200   $269,800  $11,697,605($3,921,229) $8,046,376
                            ====   ========  =========== ==========  ==========







    The accompanying notes are an integral part of the financial statements.

                                                                      Page 5
                                 ITEM-EYES, INC.
                            STATEMENTS OF CASH FLOWS

                                                        Years ended December 31,
                                                       ------------------------
                                                         1 9 9 9       1 9 9 8
                                                         -------       -------
Cash flows from operating activities:
  Net income .......................................   $ 3,284,000   $2,758,945
  Adjustments to reconcile net income to net cash
   provided (used) by operating activities:
     Depreciation ..................................       252,000      252,000
     Bad debt (recoveries) expense .................        56,682          (46)
     Changes in assets (increase) decrease:
       Accounts receivable .........................     1,519,228   (5,687,312)
       Inventories .................................     4,807,347     (420,006)
       Due from related parties ....................         3,203       33,222
       Due to related party ........................        (7,462)     138,745
       Prepaid expenses and other current assets ...       142,834      196,994
       Other assets ................................      (204,590)     (15,677)
     Changes in liabilities increase (decrease):
       Accounts payable ............................    (2,683,407)  (1,856,626)
       Accrued expenses and other current liabilities      481,041      (39,008)
                                                       -----------   ----------
         Net cash provided (used) by operating
           activities                                    7,650,876   (4,638,769)
                                                       -----------   ----------
Cash flows used by investing activities:
  Acquisition of property and equipment ............      (580,474)    (622,077)
                                                       -----------   ----------
Cash flows from financing activities:
  Note payable, borrowings (repayments), net ........   (5,414,270)   9,986,029
  Loan payable, stockholders ........................     (750,000)       --
  Note payable, former stockholder ..................     (235,155)       --
  Due from stockholders .............................     (135,000)       --
  Distributions to stockholders .....................         --     (4,617,044)
  Purchase of treasury stock ........................     (561,278)       --
                                                       -----------   ----------
    Net cash provided (used) by financing activities    (7,095,703)   5,368,985
                                                       -----------   ----------
Net increase (decrease) in cash .....................      (25,301)     108,139
Cash, beginning of year .............................      150,125       41,986
                                                       -----------   ----------
Cash, end of year ...................................  $   124,824   $  150,125
                                                       ===========   ==========
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest ......................................  $ 1,815,443   $2,001,962
      Income taxes ..................................       24,297      184,820
Supplemental disclosure of noncash investing
   and financing activities:
      Purchase of treasury stock ....................  $ 3,180,576   $   --
      Mortgage payable incurred for the
        purchase of a condominium ...................    1,000,000       --

    The accompanying notes are an integral part of the financial statements.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1.   Nature of business:

     The Company, located in New York, is a manufacturer providing branded and private label women's apparel both domestically and internationally.

2.   Significant accounting policies:

     a.   Inventories:

          Inventories are valued at the lower of cost (first-in, first-out) or market. Inventory costs include raw material, contractor labor, freight, duty and importing costs.

     b.   Property and equipment:

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized on the straight-line basis over the shorter of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using straight-line and accelerated methods.

          Expenditures for maintenance, repairs and improvements which do not materially extend the useful lives of the assets are charged to expense.

     c.   Income taxes:

          The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these statements. A provision has been made for any state and local taxes based on statutory rates.

     d.   Cash concentration:

          The Company maintains its cash accounts primarily in two commercial banks located in New York. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

2.   Significant accounting policies: (Continued)

     e.   Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the year. The Company's most significant financial statement estimate is the allowance for customer allowances and doubtful accounts. Management determines the estimate of the allowance for customer allowances and doubtful accounts considering a number of factors, including historical experience, aging of the accounts, provision for allowances based on specific agreements with customers and the current credit worthiness of its customers. Management believes that its estimates provided in the financial statements, including those for the previously described item, are reasonable. However, actual results could differ from those estimates.

     f.   Advertising costs:

          Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1999 and 1998 was approximately $83,000 and $63,000, respectively.

     g.   Credit risk:

          The Company routinely extends credit to domestic and international retailers for the sale of its women's apparel. This credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. Management believes that the credit risk is mitigated by the diversity of its customer base. Reserves for potential credit losses are maintained and such losses have been immaterial to the Company's financial position and within management's expectations.

3.   Inventories:

                                         1 9 9 9         1 9 9 8
                                      ------------     ------------
                Raw materials          $ 4,377,366     $ 4,033,944
                Work-in-process          1,625,127       3,070,867
                Finished goods          10,644,455      14,349,484
                                       -----------     -----------
                                       $16,646,948     $21,454,295
                                       ===========     ===========

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

4.     Property and equipment:

                                         1 9 9 9         1 9 9 8
                                      ------------     ------------
       Condominium (see note 8)        $1,557,569       $    -
       Automobile                          19,779           19,779
       Machinery and equipment            183,006          176,119
       Furniture and fixtures             245,562          245,562
       Computer equipment               1,173,634        1,165,166
       Leasehold improvements             785,682          778,132
                                       ----------       ----------
                                        3,965,232        2,384,758
       Less: accumulated depreciation
             and amortization           1,581,041        1,329,041
                                       ----------       ----------
                                       $2,384,191       $1,055,717
                                       ==========       ==========
5.   Note payable:

     The Company has a credit facility with a finance company expiring May 2000. The Company currently has available a $40,000,000 line of credit, collateralized by accounts receivable, inventory, and limited personal guarantees. The note, which bears interest at prime, had an interest rate of 8.50% and 7.75% at December 31, 1999 and 1998, respectively.

     Borrowing availability is based on 85% of "Eligible Accounts Receivable" and 50% of "Eligible Inventory". In addition, the credit facility agreement allows for an overadvance facility up to an amount of $3,250,000 and $-0-at December 31, 1999 and 1998, respectively. The Company had an overadvance of approximately $102,000 and $479,000 at December 31, 1999 and 1998, respectively.

     The credit facility contains a covenant which requires certain financial performance by the Company. The Company was in compliance with this covenant as of December 31, 1999 and 1998.

     On May 18, 2000 the credit facility was extended until December 31, 2000.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

6.   Note payable, former stockholder:
                                                                 1 9 9 9
                                                                 ---------
     Pursuant to the stock redemption (note 13),
     payable in 36 monthly  installments of $102,459
     including interest at 10% per annum maturing
     September 1, 2002.                                         $2,945,421
     Less: current maturities                                      979,027
                                                                ----------
                                                                $1,966,394
                                                                ==========

     The approximate maturities of the debt are as follows:

     Years ending December 31,        2000    $  979,000
                                      2001     1,082,000
                                      2002       884,000

7.   Loans payable, stockholders:

     Loans payable to stockholders in the amount of $750,000 bore interest at 7% per annum. The stockholders subordinated the loans to the debt due to the finance company and trade creditors. As of December 31, 1999, the subordination was released by the finance company and loans payable were repaid to both the stockholders and the former stockholder (note 14).

8.   Mortgage payable:

     The Company has a mortgage payable of $1,000,000 collateralized by a condominium payable in monthly installments of $5,556 plus interest maturing December 2002. The mortgage, which bears interest at one half of one percent (.50)% above the prime rate, had an interest rate of 9.00% as of December 31, 1999.

     The approximate maturities of the debt are as follows:

     Years ending December 31,        2000       $ 66,667
                                      2001         66,667
                                      2002        866,666

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

9.   Related party transactions:

     a.   Due from/to related party:

          The Company uses a company affiliated through common ownership to warehouse, package and ship its merchandise. Included in cost of goods sold are fees of $2,417,625 and $2,174,984 for the years ended December 31, 1999 and 1998, respectively. Included in cost of goods sold were $530,000 and $420,000 of management fee income charged to this affiliated company for the years ended December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, amounts due to this affiliated company were $131,283 and $138,745, respectively.

     b.   Due from stockholders:

          Amounts due from stockholders were $135,000 and $-0- as of December 31, 1999 and 1998, respectively. The amounts due from the stockholders as of December 31, 1999 were repaid in January 2000.

10.  Income taxes:

                                                     1 9 9 9          1 9 9 8
                                                  ------------      -----------
          Current provision:
            State and local                           $99,276         $86,579

11.  Pension plans:

     The Company makes contributions to a multi-employer union sponsored pension plan. The plan provides defined benefits to substantially all union employees. The plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. Information relating to accumulated benefit obligations and plan assets is not determinable. Under ERISA, an employer, upon withdrawal from a multi-employer plan, is required to fund its proportionate share of the plan's unfunded vested benefits at the point of withdrawal. The Company has no intention of withdrawing from the plan. Contributions made to the plan for the years ended December 31, 1999 and 1998 were approximately $109,000 and $113,000, respectively.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

11.  Pension plans: (Continued)

     The Company sponsors a defined contribution pension plan that covers all nonunion employees. Contributions are based on an employee's salary subject to a maximum. Matching contributions are at the discretion of management.

     The Company sponsors a retirement savings plan for its salaried and hourly employees, which allows participants to make contributions under Section 401(k) of the Internal Revenue Code. Employees vest immediately in their contributions. Matching contributions are at the discretion of management.

     There were no contributions made by the Company to either plan for the years ended December 31, 1999 and 1998.

12.  Commitments and contingency:

     a. The Company leases office and showroom facilities under noncancelable operating leases. Additionally, the Company leases an office and warehouse facility on a month-to-month basis from a partnership which is owned by some of the stockholders. The amounts due from this partnership, included in due from related parties, as of December 31, 1999 and 1998 were $59,690 and $62,893, respectively. The minimum annual rental commitments on leased real property under noncancelable operating leases at December 31, 1999 are approximately $2,064,000 payable as follows:

          Years ending December 31,     2000         $433,000
                                        2001          441,000
                                        2002          415,000
                                        2003          406,000
                                        2004          101,000
                                        Thereafter    268,000

          The leases require payment of real estate taxes and other operating expenses. Rent expense for the years ended December 31, 1999 and 1998 was approximately $888,000 and $870,000, respectively.

     b. The Company has guaranteed a loan from a bank to a related party in the amount of $638,017. The loan is collateralized by a building that is owned by the related party.

     c. The Company was contingently liable for approximately $6,479,000 of open letters of credit as of December 31, 1999.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

13.  Major customers:

     Approximately 22% and 30% of the Company's sales for the year ended December 31, 1999 and 1998, respectively, were to two customers. The amounts due from these customers included in accounts receivable was approximately $3,930,000 and $5,670,000 at December 31, 1999 and 1998,
     respectively.

14.  Treasury stock:

     On September 7, 1999, the Company purchased stock held by one of its stockholders. The stockholder held a 24.48% interest in the Company. The purchase price of the individual interest was $3,741,854, payable with a 15% down payment, with the remaining balance payable in 36 monthly installments, commencing October 1, 1999. The stock is being held as collateral for the note (note 6).

15.  Buy-sell agreement:

     The Company and its stockholders have an agreement regarding the disposition of the stockholders' shares of the Company's common stock. In certain instances, defined in the agreement, a stockholder may dispose of his stock by offering it for sale to the Company and the other stockholders. The Company has the first option to buy, and, after a period of time, the option reverts to the remaining stockholders. The methodology for determining the purchase price is set forth in the agreement.

     As part of the same agreement, upon the death of a stockholder, the Company or its other stockholders shall have the irrevocable and exclusive option, but not the obligation, to purchase the Company's common stock from the estate of the deceased stockholder. The acquisition price is determined in the same manner as for a disposition of stock.

     At December 31, 1999, the agreement was partially funded by insurance.

16.  Subsequent event:

     On January 14, 2000, the Company signed a one-year lease beginning February 1, 2000 for the rental of the condominium in the amount of $144,000 per year.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

17.  Pro forma income tax disclosure:

     Pro forma income tax adjustments are presented to reflect a provision for income taxes as if the Company had been taxed as a C corporation as of the beginning of each year.

                                               1 9 9 9            1 9 9 8
                                             ----------         ----------
     Current tax provision:
       Federal                               $1,070,175         $1,060,895
       State and local                          146,415            101,240
                                             ----------         ----------
                                              1,216,590          1,162,135
                                             ----------         ----------
     Deferred tax recovery:
       Federal                                  (39,094)          (115,350)
       State and local                          (10,370)           (25,439)
                                             ----------         ----------
                                                (49,464)          (140,789)
                                             ----------         ----------
     Income tax provision                    $1,167,126         $1,021,346
                                             ==========         ==========

     The differences between the statutory federal income tax rate and the effective income tax rates for the two years presented is due to state and local income taxes and temporary differences arising from depreciation and inventory capitalization, between income tax deductions and book deductions.

ANNEX 3


                                 ITEM-EYES, INC.


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 1998
                                       AND
                                DECEMBER 31, 1997

                                 ITEM-EYES, INC.
                                TABLE OF CONTENTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                       Page

Independent Auditors' Report                                             1


Balance Sheets                                                           2


Statements of Income and Retained Earnings                               3


Statements of Cash Flows                                                 4


Notes to Financial Statements                                            5-9

                          INDEPENDENT AUDITORS' REPORT



Stockholders
Item-Eyes, Inc.
New York, NY


We have audited the accompanying balance sheets of Item-Eyes, Inc. as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Item-Eyes, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Berenson & Company LLP
-----------------------------

New York, NY
January 30, 1999

                                 ITEM-EYES, INC.
                                 BALANCE SHEETS

                                                              December 31,
                                                           -----------------
           ASSETS
                                                         1 9 9 8      1 9 9 7
                                                         -------      -------
Current assets:
  Cash .............................................   $   150,125  $    41,986
  Accounts receivable, less allowances for doubtful
    accounts, sales discounts and returns of $1,076,802;
    $727,000-1997 (notes 5 and 10) .................    18,059,044   12,471,686
  Inventories (notes 3 and 5) ......................    21,454,295   21,034,289
  Prepaid expenses and other current assets .........      242,639      436,430
                                                       -----------  -----------
            Total current assets ....................   39,906,103   33,984,391

Property and equipment (note 4) .....................    1,055,717      685,640
Other assets ........................................      441,932      426,255
                                                       -----------  -----------
                                                       $41,403,752  $35,096,286
                                                       ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable (note 5) ............................   $23,478,234  $13,492,205
  Capitalized lease obligations, current portion
    (notes 4 and 6) ................................         1,814       48,367
  Accounts payable .................................     8,440,456   10,221,912
  Accrued expenses and other current liabilities ...       229,018      220,21
                                                       -----------  -----------
           Total current liabilities ...............    32,149,522   23,982,703

Capitalized lease obligations, net of current portion
  (notes 4 and 6)                                            --           1,254
Loans payable, stockholders (note 7) ...............       750,000      750,000
                                                       -----------   ----------
                                                        32,899,522   24,733,957
                                                       ===========   ==========
Commitments and contingency (notes 8 and 9)

Stockholders' equity:
  Common stock, no par value; authorized 200 shares;
    issued 100 shares ..............................           200          200
  Additional paid-in capital .......................       269,800      269,800
  Retained earnings ................................     8,413,605   10,271,704
                                                       -----------  -----------
                                                         8,683,605   10,541,704
  Less treasury stock, at cost ......................      179,375      179,375
                                                       -----------  -----------
                                                         8,504,230   10,362,329
                                                       -----------  -----------
                                                       $41,403,752  $35,096,286
                                                       ===========  ===========

    The accompanying notes are an integral part of the financial statements.

                                 ITEM-EYES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                          Years ended
                                                          December 31,
                                                  ----------------------------
                                                     1 9 9 8         1 9 9 7*
                                                     -------         -------
Net sales (note 10) ...........................   $ 98,953,507    $ 86,961,296
                                                  ------------    ------------
Cost of goods sold ............................     78,495,516      67,307,185

Operating expenses, including interest expense
  of $2,001,962; $1,475,865-1997 (net of
  interest income of $1,337; $51,966-1997) ....     12,258,893      10,401,891
                                                  ------------     -----------
                                                    90,754,409      77,709,076
                                                  ------------     -----------
Income before officers' salaries and other
  expenses ....................................     8,199,098        9,252,220

Officers' salaries ............................      5,353,574       5,121,530
                                                  ------------     -----------
Income from operations ........................      2,845,524       4,130,690

Loss on abandonment of fixed assets ...........           --           288,358
                                                  ------------     -----------
Income before provision for income taxes ......      2,845,524       3,842,332

Provision for income taxes ....................         86,579         124,000
                                                  ------------     -----------
Net income ....................................      2,758,945       3,718,332

Retained earnings, beginning of year ..........     10,271,704       8,685,372

Less dividends ................................     (4,617,044)     (2,132,000)
                                                  ------------     -----------
Retained earnings, end of year ................   $  8,413,605     $10,271,704
                                                  ============     ===========

     *Certain items have been reclassified to conform to 1998 presentation. The accompanying notes are an integral part of the financial statements.

                                                                       Page 4
                                 ITEM-EYES, INC.
                            STATEMENTS OF CASH FLOWS

                                                           Years ended
                                                           December 31,
                                                      -------------------------
                                                       1 9 9 8         1 9 9 7*
                                                       -------         -------
Cash flows from operating activities:
  Net income ........................................  $ 2,758,945  $ 3,718,332
  Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
     Depreciation ...................................      252,000      180,000
     Bad debt recoveries ............................          (46)     (15,583)
     Loss on abandonment of fixed assets ............         --        288,358
     Changes in assets (increase) decrease:
       Accounts receivable ..........................   (5,587,312)     605,149
       Inventories ..................................     (420,006)  (2,181,049)
       Prepaid expenses and other current assets ....      193,791     (230,834)
       Other assets .................................      (15,677)     (66,041)
     Changes in liabilities increase (decrease):
       Accounts payable .............................   (1,781,456)    (726,444)
       Accrued expenses and other current liabilities        8,799      (36,841)
                                                       -----------   ----------
          Net cash provided (used) by operating
           activities ...............................   (4,590,962)   1,535,047
                                                       -----------   ----------
Cash flows used by investing activities:
  Acquisition of equipment ..........................     (622,077)    (117,519)
                                                       -----------   ----------
Cash flows from financing activities:
  Note payable, borrowings ..........................    9,986,029      564,313
  Dividend distributions ............................   (4,617,044)  (2,132,000)
  Principal payments under capital lease obligations       (47,807)     (73,668)
                                                       -----------   ----------
      Net cash provided (used) by financing activities   5,321,178   (1,641,355)
                                                       -----------   ----------
Net increase (decrease) in cash .....................      108,139     (223,827)
Cash, beginning of year .............................       41,986      265,813
                                                       -----------   ----------
Cash, end of year ...................................  $   150,125   $   41,986
                                                       ===========   ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest ........................................   $2,001,962   $1,475,865
    Income taxes ....................................      184,820      102,260

Supplemental disclosure of noncash activities:
    Acquisition of computer equipment ...............   $    --      $   20,991

    The accompanying notes are an integral part of the financial statements.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

1.   Nature of business:

     The Company, located in New York, is a manufacturer providing branded and private label women's apparel both domestically and internationally.

2.   Significant accounting policies:

     a.   Inventories:

          Inventories are valued at the lower of cost (first-in, first-out) or market.

     b.   Property and equipment:

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized on the straight-line basis over the shorter of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using straight-line and accelerated methods.

     c.   Income taxes:

          The Company, with the consent of its stockholders, elected to be taxed as an S corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these statements. A provision has been made for any state and local taxes.

      d.  Cash concentration:

          The Company maintains its cash accounts primarily in two commercial banks located in New York. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

      e.  Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

2.    Significant accounting policies: (Continued)

      f.  Advertising costs:

          Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1998 and 1997 was approximately $63,000 and $50,000, respectively.

      g.  Credit risk:

          The Company routinely extends credit to domestic and international retailers for the sale of its women's apparel. This credit risk may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. Management believes that the credit risk is mitigated by the diversity of its customer base. Reserves for potential credit losses are maintained and such losses have been immaterial to the Company's financial position and within management's expectations.

3.    Inventories:
                                       1 9 9 8       1 9 9 7
                                     -----------   -----------
      Raw materials                  $ 4,033,944   $ 6,782,641
      Work-in-process                  3,070,867     3,385,671
      Finished goods                  14,349,484    10,865,977
                                     -----------   -----------
                                     $21,454,295   $21,034,289
                                     ===========   ===========

4.    Property and equipment:

                                        1 9 9 8      1 9 9 7
                                     -----------   -----------
      Auto                            $   19,779   $   19,779
      Machinery and equipment            176,119      153,896
      Furniture and fixtures             245,562      165,244
      Computer equipment               1,165,166    1,034,959
      Leasehold improvements             778,132      388,803
                                       2,384,758    1,762,681
      Less accumulated depreciation
        and amortization               1,329,041    1,077,041
                                      ----------   ----------
                                      $1,055,717   $  685,640
                                      ==========   ==========

                                                                    Page 7
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

4.   Property and equipment (Continued):

     Assets recorded under capitalized leases are included in the balance sheets as follows:
                                            1 9 9 8       1 9 9 7
                                          -----------   -----------

     Computer equipment                     $311,112     $311,112
     Less accumulated depreciation           277,432      254,978
                                            --------     --------
     Net property under capitalized leases  $ 33,680     $ 56,134
                                            ========     ========
5.   Note payable:

     The Company has a credit facility with a finance company. The Company currently has available a $38,000,000 line of credit, collateralized by accounts receivable, inventory, and limited personal guarantees. The note is renewed annually in May and bears interest at prime.

6.    Capitalized lease obligations:

     The Company leases certain computer equipment (see note 4) under long-term noncancelable capital leases. The minimum annual payments due under these leases are as follows:

     Year ended December 31, 1999      $9,204

                                                      1 9 9 8       1 9 9 7
                                                     ---------     ---------
     Total minimum lease payments                      $9,204        $67,311
     Less amounts representing imputed interest at
       rates ranging from approximately 7% to 15%       7,390         17,690
                                                       ------        -------
     Present value of net minimum payments              1,814         49,621
     Less current portion                               1,814         48,367
                                                       ------        -------
                                                       $  -          $ 1,254
                                                       ======        =======

7.   Loans payable, stockholders:

     Loans payable to stockholders in the amount of $750,000 bear interest at 7% per annum. The stockholders subordinated the loans to the debt due to the finance company and trade creditors.

                                ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
8.   Pension plans:

     The Company makes contributions to a multi-employer union sponsored pension plan. The plan provides defined benefits to substantially all union employees. The plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. Information relating to accumulated benefit obligations and plan assets is not determinable. Under ERISA, an employer, upon withdrawal from a multi-employer plan, is required to fund its proportionate share of the plan's unfunded vested benefits at the point of withdrawal. The Company has no intention of withdrawing from the plan. Contributions made to the plan for the years ended December 31, 1998 and 1997 were approximately $113,000 and $127,000, respectively.

     The Company sponsors a defined contribution pension plan that covers all nonunion employees. Contributions are based on an employee's salary subject to a maximum. Matching contributions are at the discretion of management.

     The Company sponsors a retirement savings plan for its salaried and hourly employees, which allows participants to make contributions under Section 401(k) of the Internal Revenue Code. Employees vest immediately in their contributions. Matching contributions are at the discretion of management.

     Pension expense for the years ended December 31, 1998 and 1997 was $(2,753) and $90,000, respectively.

9.   Commitments and contingency:

     a. The Company leases office and showroom facilities under noncancelable operating leases. Additionally, the Company leases an office and warehouse facility at an annual rental of $211,000 from a partnership which is owned by some of the stockholders. The minimum annual rental commitments on leased real property under noncancelable operating leases at December 31, 1998 are as follows:

          Years ending December 31, 1999         $584,000
                                    2000          592,000
                                    2001          600,000
                                    2002          608,000
                                    2003          617,000
                                    Thereafter    457,000

          The leases require payment of real estate taxes and other operating expenses. Rent expense for the years ended December 31, 1998 and 1997 was approximately $870,000 and $812,000, respectively.

                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


9.   Commitments and contingency: (Continued)

     b. The Company has guaranteed a loan from a bank to a related party in the amount of $663,153. The loan is collateralized by a building that is owned by the related party.

     c. The Company was contingently liable for approximately $5,625,000 of open letters of credit as of December 31, 1998.

10.  Major customer:

     Approximately 30% of the Company's sales for the year ended December 31, 1998 were to two customers. The amounts due from these customers included in accounts receivable was approximately $5,670,000 at December 31, 1998.

     Approximately 28% of the Company's sales for the year ended December 31, 1997 were to one customer. The amount due from this customer included in accounts receivable was approximately $1,722,000 at December 31, 1997.

11.  Buy-sell agreement:

     The Company and its stockholders have an agreement regarding the disposition of the stockholders' shares of the Company's common stock. In certain instances, defined in the agreement, a stockholder may dispose of his stock by offering it for sale to the Company and the other stockholders. The Company has the first option to buy, and, after a period of time, the option reverts to the remaining stockholders. The methodology for determining the purchase price is set forth in the agreement.

     As part of the same agreement, upon the death of a stockholder, the Company or its other stockholders shall have the irrevocable and exclusive option, but not the obligation, to purchase the Company's common stock from the estate of the deceased stockholder. The acquisition price is determined in the same manner as for a disposition of stock.

     At December 31, 1998, the agreement was partially funded by insurance.

ANNEX 4
                                ITEM-EYES, INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                                  ITEM-EYES, INC.
                                TABLE OF CONTENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                       Page
Independent Auditors' Report                                             1

Balance Sheets                                                           2

Statements of Income and Retained Earnings                               3

Statements of Cash Flows                                                 4

Notes to Financial Statements                                            5-9

BERENSON & COMPANY LLP
CERTIFIED PUBLIC ACCOUNTANTS
135 WEST 50th STREET
NEW YORK, NY 10020
(212) 977-6800


                          INDEPENDENT AUDITORS' REPORT


Stockholders
Item-Eyes, Inc.
New York, NY


We have audited the accompanying balance sheets of Item-Eyes, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Item-Eyes, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Berenson & Company LLP
-----------------------------

New York, NY
January 31, 1998

                                 ITEM-EYES, INC.
                                 BALANCE SHEETS

                                                            December 31,
                                                      -------------------------
                                                       1 9 9 7         1 9 9 6
            ASSETS                                    ---------        --------
Current assets:
Cash ................................................ $    41,986      $ 265,813

Accounts receivable, less allowances for doubtful
  accounts, sales discounts and returns of $727,000
  (notes 5 and 10) ..................................  12,471,686    13,061,252
Inventories (notes 3 and 5) .........................  21,034,289    18,853,240
Prepaid expenses and other current assets ...........     436,430       205,596
                                                      -----------   -----------
  Total current assets ..............................  33,984,391    32,385,901

Property and equipment (note 4) .....................     685,640     1,015,488
Other assets ........................................     426,255       360,214
                                                      -----------   -----------
                                                      $35,096,286   $33,761,603
                                                      ===========   ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable (note 5) ............................. $13,492,205   $12,927,892
  Capitalized lease obligations, current portion
    (notes 4 and 6) .................................      48,367        68,180
  Accounts payable ..................................  10,221,912    10,948,356
  Accrued expenses and other current liabilities ....     220,219       257,060
                                                      -----------   -----------
    Total current liabilities .......................  23,982,703    24,201,488

  Capitalized lease obligations, net of current portion
     (notes 4 and 6) ................................       1,254        34,118
  Loans payable, stockholders (note 7) ..............     750,000       750,000
                                                      -----------   -----------
                                                       24,733,957    24,985,606
                                                      -----------   -----------
Commitments and contingency (notes 8 and 9)

Stockholders' equity:
  Common stock, no par value; authorized 200 shares;
     issued 100 shares ..............................         200           200
  Additional paid-in capital ........................     269,800       269,800
  Retained earnings .................................  10,271,704     8,685,372
                                                      -----------   -----------
                                                       10,541,704     8,955,372
  Less treasury stock, at cost ......................     179,375       179,375
                                                      -----------   -----------
                                                       10,362,329     8,775,997
                                                      -----------   -----------
                                                      $35,096,286   $33,761,603
                                                      ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                 ITEM-EYES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                             Years ended
                                                             December 31,
                                                      ------------------------
                                                       1 9 9 7        1 9 9 6
            ASSETS                                    ---------       --------
Net sales (note 10) ...............................  $87,161,296   $86,836,431
                                                     -----------   -----------
Cost of goods sold ................................   67,507,185    69,375,554

Operating expenses, including interest expense
  of $1,475,865; $1,394,995-1996 (net of
  interest income of $51,966; $29,329-1996) .......   10,401,891    10,299,764
                                                     -----------   -----------
                                                      77,909,076    79,675,318
                                                     -----------   -----------
Income before officers' salaries and other expenses    9,252,220     7,161,113

Officers' salaries ................................    5,121,530     4,244,174
                                                     -----------   -----------
Income from operations ............................    4,130,690     2,916,939

Loss on abandonment of fixed assets ...............      288,358         --
                                                     -----------   -----------
Income before provision for income taxes ..........    3,842,332     2,916,939

Provision for income taxes ........................      124,000       110,000
                                                     -----------   -----------
Net income ........................................    3,718,332     2,806,939

Retained earnings, beginning of year ..............    8,685,372     7,186,906

Less dividends ....................................   (2,132,000)   (1,308,473)
                                                     -----------   -----------
Retained earnings, end of year ....................  $10,271,704   $ 8,685,372
                                                     ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                                                     Page 4.
                                 ITEM-EYES, INC.
                            STATEMENTS OF CASH FLOWS
                                                             Years ended
                                                             December 31,
                                                      ------------------------
                                                       1 9 9 7        1 9 9 6
            ASSETS                                    ---------       --------
Cash flows from operating activities:
  Net income ......................................   $3,718,332    $2,806,939
  Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
      Depreciation ................................      180,000       180,000
      Bad debt expense (recoveries) ...............      (15,583)       41,364
      Loss on abandonment of fixed assets .........      288,358         --
      Changes in assets (increase) decrease:
        Accounts receivable .......................      605,149    (1,319,467)
        Inventories ...............................   (2,181,049)   (1,713,295)
        Prepaid expenses and other current assets .     (230,834)      (19,822)
        Other assets ..............................      (66,041)       95,259
      Changes in liabilities increase (decrease):
        Accounts payable ..........................     (726,444)   (1,052,233)
        Accrued expenses and other current
          liabilities .............................      (36,841)       83,576
                                                      ----------    ----------
          Net cash provided (used) by operating
           activities .............................    1,535,047      (897,679)
                                                      ----------    ----------
Cash flows used by investing activities:
  Acquisition of equipment ........................     (117,519)      (26,173)
                                                      ----------    ----------
Cash flows from financing activities:
  Note payable, borrowings ........................      564,313     2,532,357
  Dividend distributions ..........................   (2,132,000)   (1,308,473)
  Principal payments under capital lease obligations     (73,668)      (77,856)
                                                      ----------    ----------
    Net cash provided (used) by financing activities  (1,641,355)    1,146,028
                                                      ----------    ----------
Net increase (decrease) in cash ....................    (223,827)      222,176
Cash, beginning of year ............................     265,813        43,637
                                                      ----------    ----------
Cash, end of year ..................................  $   41,986    $  265,813
                                                      ==========    ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest .......................................  $1,475,865    $1,394,995
    Income taxes ...................................     102,260        70,000

Supplemental disclosure of noncash activities:
  Acquisition of computer equipment ................  $   20,991    $   24,883

    The accompanying notes are an integral part of the financial statements.

                                                                        Page 5
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1.   Nature of business:

     The Company, located in New York, is a manufacturer providing branded and private label women's apparel both domestically and internationally.

2.   Significant accounting policies:

     a.   Inventories:

          Inventories are valued at the lower of cost (first-in, first-out) or market.

     b.   Property and equipment:

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized on the straight-line basis over the shorter of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using straight-line and accelerated methods.

     c.   Income taxes:

          The Company, with the consent of its stockholders, elected to be taxed as an S corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these statements. A provision has been made for any state and local taxes.

      d.  Cash concentration:

          The Company maintains its cash accounts primarily in two commercial banks located in New York. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

      e.  Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

                                                                       Page 6
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


2.   Significant accounting policies: (Continued)

     f.   Advertising costs:

          Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1997 and 1996 was approximately $50,000 and $41,000, respectively.

3.   Inventories:
                                        1997              1996
                                     -----------      ------------
     Raw materials                   $ 6,782,641      $ 6,966,032
     Work-in-process                   3,385,671        1,550,725
     Finished goods                   10,865,977       10,336,483
                                     -----------      -----------
                                     $21,034,289      $18,853,240
                                     ===========      ===========

4.   Property and equipment:
                                        1997             1996
                                     -----------      -----------
     Auto                             $   19,779       $   64,005
     Machinery and equipment             153,896          293,736
     Furniture and fixtures              165,244          427,944
     Computer equipment                1,034,959        1,035,569
     Leasehold improvements              388,803          982,318
                                      ----------       ----------
                                       1,762,681        2,803,572
     Less accumulated depreciation
       and amortization                1,077,041        1,788,084
                                      ----------       ----------
                                      $  685,640       $1,015,488
                                      ==========       ==========

     Assets recorded under capitalized leases are included in the balance sheet as follows:

                                         1997             1996
                                      -----------      ----------
Computer equipment                      $311,112         $290,121
Less accumulated depreciation            254,978          224,550
                                        --------         --------
Net property under capitalized leases   $ 56,134         $ 65,571
                                        ========         ========

                                                                        Page 7
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

5.   Note payable:

     The Company has a credit facility with a finance company. The Company currently has available a $24,000,000 line of credit, collateralized by accounts receivable, inventory, and limited personal guarantees. The note bears interest at prime.

6.   Capitalized lease obligations:

     The Company leases certain computer equipment (see note 4) under long-term noncancelable capital leases. The minimum annual payments due under these leases are as follows:

     Years ended December 31, 1998     $58,107
                              1999       9,204

                                                          1997         1996
                                                         ------       ------
     Total minimum lease payments                      $ 67,311      $136,800
     Less amounts representing imputed interest at
       rates ranging from approximately 7 % to 15 %      17,690        34,502
                                                       --------      --------
     Present value of net minimum payments               49,621       102,298
     Less current portion                                48,367        68,180
                                                       --------      --------
                                                         $1,254      $ 34,118
                                                       ========      ========
7.   Loans payable, stockholders:

     Loans payable to stockholders in the amount of $750,000 bear interest at 7% per annum. The stockholders subordinated the loans to the debt due to the finance company and trade creditors.

                                                                         Page 8
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

8.   Pension plans:

     The Company makes contributions to a multi-employer union sponsored pension plan. The plan provides defined benefits to substantially all union employees. The plan is not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. Information relating to accumulated benefit obligations and plan assets is not determinable. Under ERISA, an employer upon withdrawal from a multi-employer plan is required to fund its proportionate share of the plan's unfunded vested benefits at the point of withdrawal. The Company has no intention of withdrawing from the plan. Contributions made to the plan for the years ended December 31, 1997 and 1996 were approximately $127,000 and $118,000, respectively.

     The Company sponsors a defined contribution pension plan that covers all nonunion employees. Contributions are based on an employee's salary subject to a maximum. Matching contributions are at the discretion of management.

     The Company sponsors a retirement savings plan for its salaried and hourly employees, which allows participants to make contributions under Section 401(k) of the Internal Revenue Code. Employees vest immediately in their contributions. Matching contributions are at the discretion of management.

     Pension expense for the years ended December 31, 1997 and 1996 was $90,000 and $175,000, respectively.

9.   Commitments and contingency:

     a. The Company leases office and showroom facilities under noncancelable operating leases. Additionally, the Company leases an office and warehouse facility at an annual rental of $21 1,000 from a partnership which is owned by some of the stockholders. The minimum annual rental commitments on leased real property under noncancelable operating leases at December 31, 1997 are as follows:

          Years ending December 31, 1998      $  511,000
                                    1999         584,000
                                    2000         592,000
                                    2001         600,000
                                    2002         608,000
                                    Thereafter 1,091,000

     The leases require payment of real estate taxes and other operating expenses. Rent expense for the years ended December 31, 1997 and 1996 was approximately $812,000 and $753,000, respectively.

                                                                   Page 9
                                 ITEM-EYES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


9.   Commitments and contingency: (Continued)

     b. The Company has guaranteed a loan from a bank to a related party in the amount of $460,000. The loan is collateralized by a building that is owned by the related party.

     c. The Company was contingently liable for approximately $2,192,000 of open letters of credit as of December 31, 1997.

10.  Major customer:

     Approximately 28 % and 33 % of the Company's sales for the years ended December 31, 1997 and 1996 were to J.C. Penney, respectively. The amount due from this customer included in accounts receivable was approximately $1,722,000 and $3,972,000 at December 31, 1997 and 1996, respectively.

11.  Buy-sell agreement:

     The Company and its stockholders have an agreement regarding the disposition of the stockholders' shares of the Company's common stock. In certain instances, defined in the agreement, a stockholder may dispose of his stock by offering it for sale to the Company and the other stockholders. The Company has the first option to buy, and, after a period of time, the option reverts to the remaining stockholders. The methodology for determining the purchase price is set forth in the agreement.

     As part of the same agreement, upon the death of a stockholder, the Company or its other stockholders shall have the irrevocable and exclusive option, but not the obligation, to purchase the Company's common stock from the estate of the deceased stockholder. The acquisition price is determined in the same manner as for a disposition of stock.

     At December 31, 1997, the agreement was partially funded by insurance.

                                                                         Annex 5
                                                                     Page 1 of 7

                            HAMPSHIRE GROUP, LIMITED
                        PRO FORMA FINANCIAL INFORMATION

Introductory Note
-----------------

     The Hampshire Group, Limited Pro Forma Balance Sheet as of July 1, 2000, gives effect to the Item-Eyes acquisition as if such event was consummated as of that date. The Hampshire Group, Limited Pro Forma Statement of Operations for the six months ended July 1, 2000, gives effect to the Item-Eyes, Inc. acquisition as if such event was consummated on January 1, 2000. The Pro Forma Statement of Income for the year ended December 31, 1999, gives effect to the Item-Eyes, Inc. acquisition as if such event was consummated on January 1, 1999. The pro forma adjustments are based on available information and certain assumptions which the management of Hampshire Group believes provides a reasonable basis for presenting all of the significant effects of the acquisition.

     The pro forma financial information does not purport to be indicative of the results that would have been obtained had such transaction described occurred as of the assumed dates. In addition, pro forma financial information does not purport to project Hampshire Group's results of operations for any future period.

     The pro forma financial information should be read in conjunction with the financial statements of Hampshire Group, Limited contained in its Form 10-K filed on March 30, 2000 and the financial statements of Item-Eyes contained in this Form 8-K/A.

                                                                        Annex 5
                             HAMPSHIRE GROUP, LIMITED               Page 2 of 7
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                           (unaudited, in thousands)
                             July 1, 2000 Pro Forma


                                               Hampshire     Item-Eyes,
              ASSETS                          Group, Ltd.(1)   Inc. (2)
---------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents ............       $  9,671       $     57
  Accounts receivable trade - net ......          7,730         12,593
  Notes and other receivables ..........          4,029             20
  Inventories ..........................         31,424         26,856
  Deferred tax asset ...................          4,225           --
  Other current assets .................            685            341
                                               --------       --------
    Total current assets ...............         57,764         39,867
Property, plant and equipment - net ....          2,535          2,363
Notes receivable - long term - net .....          4,065           --
Real property investments - net ........         17,748           --
Long-term investments - net ............          7,589           --
Deferred tax asset .....................          1,969           --
Intangible assets - net ................          1,497           --
Deposit on business acquisition ........          5,000           --
Other assets ...........................            177            596
                                               --------       --------
                                               $ 98,344       $ 42,826
                                               ========       ========
LIABILITIES
---------------------------------------------------------------------------
Current liabilities:
  Current portion of long-term debt ....       $    482
  Borrowings under lines of credit .....           --          $16,117
  Advance payment - sale of assets .....           --            5,000
  Accounts payable .....................          2,633          9,205
  Accrued expenses and other liabilities          4,273            546
                                               --------        -------
    Total current liabilities ..........          7,388         30,868
Long-term debt .........................         24,168           --
Note payable to former stockholder .....           --            2,468
Mortgage payable .......................           --              967
Deferred compensation ..................          2,312           --
                                               --------        -------
    Total liabilities ................           33,868         34,303
                                               --------        -------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------
  Common stock ..........................           418           --
  Additional paid-in capital ............        27,762           --
                                                   --             270
  Retained earnings .....................        37,386         12,174
  Accumulated other comprehensive loss ..          (452)          --
  Treasury stock ........................          (638)        (3,921)
                                               --------        -------
    Total stockholders' equity ......            64,476          8,523
                                               --------        -------
                                               $ 98,344        $42,826
                                               ========        =======

                                                    Pro Forma
                                           ---------------------------
                                           Adjustments    Consolidated
              ASSETS                           (3)           Total
----------------------------------------------------------------------
Current assets:
  Cash and cash equivalents ............                  $  9,728
  Accounts receivable trade - net ......   ($1,286) (A)     19,037
  Notes and other receivables ..........       --            4,049
  Inventories ..........................       --           58,280
  Deferred tax asset ...................       --            4,225
  Other current assets .................       --            1,026
                                           --------       --------
    Total current assets ...............     (1,286)        96,345
Property, plant and equipment - net ....     (1,501) (B)     3,397
Notes receivable - long term - net .....       --            4,065
Real property investments - net ........       --           17,748
Long-term investments - net ............       --            7,589
Deferred tax asset .....................       --            1,969
Intangible assets - net ................      8,651  (C)    10,148
Deposit on business acquisition ........     (5,000) (D)       --
Other assets ...........................       --              773
                                           --------       --------
                                           $    864       $142,034
                                           ========       ========
LIABILITIES
-----------------------------------------------------------------------
Current liabilities:
  Current portion of long-term debt ....                  $    482
  Borrowings under lines of credit .....    $13,000  (E)    29,117
  Advance payment - sale of assets .....     (5,000) (D)       --
  Accounts payable .....................       --           11,838
  Accrued expenses and other liabilities       --            4,819
                                           --------       --------
    Total current liabilities ........        8,000         46,256
Long-term debt .........................      2,100  (F)    26,268
Note payable to former stockholder .....     (2,468) (G)       --
Mortgage payable .......................       (967) (B)       --
Deferred compensation ..................       --            2,312
                                           --------       --------
    Total liabilities ..................      6,665         74,836
                                           --------       --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
------------------------------------------------------------------------
Common stock ...........................         39  (H)       457
Additional paid-in capital .............      2,683  (H)    30,445
                                               (270) (I)       --
Retained earnings ......................    (12,174) (I)    37,386
Accumulated other comprehensive loss ...        --            (452)
Treasury stock .........................      3,921  (I)      (638)
                                           --------       --------
  Total stockholders' equity ...........     (5,801)        67,198
                                           --------       --------
                                           $    864       $142,034
                                           ========       ========

   The accompanying notes are an integral part of this Pro Forma Consolidated
                                 Balance Sheet.

                                                                       Annex 5
                                                                   Page 3 of 7

                                    Notes To
                      Pro Forma Consolidated Balance Sheet
                               As of July 1, 2000

(1) Derived from the unaudited historical Balance Sheet of Hampshire Group, Limited as of July 1, 2000, as reported on Form 10-Q as of the same date.

(2) Derived from the compiled historical Balance Sheet of Item-Eyes, Inc. ("Item-Eyes") as of June 30 2000. Such compiled financial statements are included herein as Annex 1.

(3) Pro forma adjustments are made to reflect the consolidated balance sheet had the acquisition been made as of July 1, 2000:

     (A) The recording of a change in estimate of allowances for customers' returns and chargebacks based on current information available.

     (B) The elimination of the net book value of the corporate condominium and the balance of the mortgage related thereto, not purchased by Vintage III, Inc. (the "Company").

     (C) The recording of the excess of the acquisition cost over the net assets purchased including $172,550 of legal and accounting cost.

     (D)  The elimination of the $5 million good faith deposit.

     (E) The recording of the borrowing under the line of credit to pay the $13 million cash portion of the purchase price of which $3 million was subsequently repaid from the proceeds of a $3 million term loan provided by Merchants National Bank.

     (F) The issuance of subordinated notes delivered to the Item-Eyes stockholders as part of the purchase price.

     (G) The elimination of the note payable to a former stockholder of Item-Eyes not assumed by the Company but paid from the purchase price proceeds including the issuance of 30,362 unregistered shares of Hampshire Group, Limited common stock.

     (H) The issuance of 395,382 unregistered shares of Hampshire Group, Limited common stock as partial payment of the purchase price, including 30,362 shares issued to a former stockholder.

     (I) The elimination of the Item-Eyes' stockholder equity, including the treasury stock.

                                                                         Annex 5
                                                                     Page 4 of 7

                            HAMPSHIRE GROUP, LIMITED
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                (unaudited, in thousands, except per share data)
                          Six Month Ended July 1, 2000

                                                Hampshire     Item-Eyes,
                                             Group, Ltd.(1)   Inc. (2)
---------------------------------------------------------------------------
Net sales ................................       $ 27,412      $ 42,286
Cost of goods sold .......................         23,443        33,682
                                                 --------      --------
  Gross profit ...........................          3,969         8,604
Rental revenue ...........................          1,168            46
Gain on sale of real estate investments ..            730          --
                                                 --------      --------
                                                    5,867         8,650
Selling, general and
    administrative expenses ..............         10,180         7,124
Goodwill amortization ....................            237          --
Gain on sales of property and equipment ..            385          --
Gain on sale of manufacturing  facilities,
  net of impairment and exit costs........          1,326          --
                                                 --------      --------
Income (loss) from operations ............         (2,839)        1,526
Other income (expense):
  Interest expense .......................           (904)       (1,022)
  Interest income ........................            763             1
  Other ..................................            347          --
                                                 --------      --------
Income (loss) before income taxes ........         (2,633)          505
Provision for income taxes ...............           (150)          (28)
                                                 --------      --------
    Net income (loss) ....................       ($ 2,783)     $    477
                                                 ========      ========
Net loss per share
  basic and diluted ......................         ($0.68)        --
                                                    =====        ======
Weighted average number
  of shares outstanding ..................          4,116         --
                                                    =====        ======

                                                    Pro Forma
                                           ---------------------------
                                           Adjustments    Consolidated
                                               (3)           Total
---------------------------------------------------------------------------
Net sales ................................                  $ 69,698
Cost of goods sold .......................                    57,125
    Gross profit .........................                    12,573
Rental revenue ...........................      ($46) (J)      1,168
Gain on sale of real estate investments ..      --               730
                                            --------        --------
                                                 (46)         14,471
Selling, general and
    administrative expenses ..............       (33) (J)     17,271
Goodwill amortization ....................       288  (K)        525
Gain on sales of property and equipment ..      --               385
Gain on sale of manufacturing  facilities,
  net of impairment and exit costs              --             1,326
                                            --------        --------
Income (loss) from operations ............      (301)         (1,614)
Other income (expense):
    Interest expense .....................      (570) (L)     (2,450)
                                                  46  (J)
    Interest income ......................       --              764
    Other ................................       --              347
                                            --------        --------
Income (loss) before income taxes ........      (825)         (2,953)
Provision for income taxes ...............        28  (M)       (150)
                                            --------        --------
    Net income (loss) ....................     ($797)       ($ 3,103)
                                            ========        ========
Net loss per share
  basic and diluted.......................      --            ($0.69)
                                              ======           =====

Weighted average number
  of shares outstanding ..................      395   (N)      4,511
                                              ======           =====

   The accompanying notes are an integral part of this Pro Forma Consolidated
                            Statement of Operations.

                                                                         Annex 5
                                                                     Page 5 of 7


                                    Notes To
                 Pro Forma Consolidated Statement of Operations
                         Six Months Ended July 1, 2000


(1) Derived from the interim unaudited historical Statement of Operations of Hampshire Group, Limited for the Six Months Ended July 1, 2000, as reported on Form 10-Q as of July 1, 2000.

(2) Derived from the compiled historical Statement of Income of Item-Eyes, Inc. ("Item-Eyes") for the Six Months ended June 30, 2000. Such compiled financial statements are included herein as Annex 1.

(3) Pro forma adjustments are made to reflect the consolidated statement of operations had the acquisition been made as of January 1, 1999:

     (J) The elimination of the rental revenue from the corporate condominium owned by Item-Eyes, but not purchased by Vintage and the related interest and other expenses for the six months ended July 1, 2000.

     (K) The recording of amortization of goodwill, the excess of the acquisition cost over the net assets purchased, for the six months ended July 1, 2000.

     (L) The recording of the interest on the acquisition debt including the $13 million cash portion of the purchase price at the average prime rate for the six months (9% per annum); plus interest on the subordinated notes at their stated rates, respectively; less interest on the note payable to former stockholders.

     (M) The recording of the adjustment to provision for income taxes on the consolidated statements.

     (N) The issuance of 395,382 unregistered shares of Hampshire Group, Limited common stock as partial payment of the purchase price.

                                                                         Annex 5
                                                                     Page 6 of 7

                            HAMPSHIRE GROUP, LIMITED
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                (unaudited, in thousands, except per share data)
                          Year Ended December 31, 1999


                                              Hampshire     Item-Eyes,
                                             Group, Ltd.(1)   Inc. (2)
---------------------------------------------------------------------------

Net sales ................................    $151,317        $103,758
Cost of goods sold .......................     121,617          82,992
                                              --------        --------
  Gross profit ...........................      29,700          20,766
Rental revenue ...........................       2,005            --
                                              --------        --------
                                                31,705          20,766
Selling, general and administrative
  expenses ...............................      24,274          15,568
Goodwill amortization ....................         837            --
Asset impairment charge ..................         725            --
                                              --------        --------
Income from operations ...................       5,869           5,198
Other income (expense):
  Interest expense .......................      (1,967)         (1,828)
  Interest income ........................         729              13
  Other ..................................       1,465            --
                                              --------        --------
Income before provision for income taxes         6,096           3,383
Provision for income taxes:
  Current ................................        (563)            (99)
  Deferred ...............................        (337)           --
                                              --------        --------
      Net income .........................    $  5,196        $  3,284
                                              ========        ========

Net income per share:     Basic ..........       $1.27            --
                                                 =====           =====
                          Diluted.........       $1.22            --
                                                 =====           =====
Weighted average number   Basic...........       4,100            --
                                                 =====           =====
  of shares outstanding:  Diluted.........       4,257            --
                                                 =====           =====

                                                    Pro Forma
                                           ---------------------------
                                           Adjustments    Consolidated
                                                (3)           Total
---------------------------------------------------------------------------

Net sales ................................   ($1,286)(J)    $253,789
Cost of goods sold .......................      --           204,609
                                             -------       ---------
  Gross profit ...........................    (1,286)         49,180
Rental revenue ...........................      --             2,005
                                             -------       ---------
                                              (1,286)         51,185
Selling, general and administrative
  expenses ...............................    (2,204)(K)      37,638
Goodwill amortization ....................       577 (L)       1,414
Asset impairment charge ..................      --               725
                                             -------       ---------
Income from operations ...................       341          11,408
Other income (expense):
  Interest expense .......................    (1,181)(M)      (4,976)
  Interest income ........................      --               742
  Other ..................................      --             1,465
                                             -------       ---------
Income before provision for income taxes        (840)          8,639
Provision for income taxes:
  Current ................................      (816)(N)      (1,478)
  Deferred ...............................      --              (337)
                                             -------       ---------
      Net income .........................  ($ 1,656)      $   6,824
                                             =======       =========

Net income per share:     Basic ..........      --             $1.52
                                               =====           =====
                          Diluted.........      --             $1.47
                                               =====           =====
Weighted average number   Basic...........       395 (O)       4,495
                                               =====           =====
  of shares outstanding:  Diluted.........       395 (O)       4,652
                                               =====           =====

   The accompanying notes are an integral part of this Pro Forma Consolidated
                              Statement of Income.

                                                                         Annex 5
                                                                     Page 7 of 7


                                    Notes To
                   Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1999


(1) Derived from the historical Statement of Income of Hampshire Group, Limited for the Year Ended December 31, 1999, as reported on Form 10-K as of December 31, 1999.

(2) Derived from the historical Statement of Income of Item-Eyes, Inc. ("Item-Eyes") for the Year Ended December 31, 1999. Such financial statements are included herein as Annex 2.

(3) Pro forma adjustments are made to reflect the consolidated statement of income had the acquisition been made as of January 1, 1999:

     (J) The recording of a change in estimate of allowances for customers' returns and chargebacks based on current information available.

     (K) The elimination of the compensation paid by the "S Corporation" above the respective employment agreement of the principals.

     (L) The recording of amortization of goodwill, the excess of the acquisition cost over the net assets purchased, for the year ended December 31, 1999.

     (M) The recording of the interest expense on the acquisition debt including the $13 million cash portion of the purchase price at the average prime rate (8% per annum) for the year; plus interest on the subordinated notes at their note payable stated rate, respectively; less interest on the debt to former stockholders.

     (N) The recording of the adjustment to provision for income taxes on the consolidated statements.

     (O) The issuance of 395,382 unregistered shares of Hampshire Group, Limited common stock as partial payment of the purchase price.

                                    EXHIBITS


 Exhibit No.                  Description                             Footnote
 ----------    ----------------------------------------------------   --------

               Exhibits Incorporated by Reference:
               ----------------------------------

   4.1 Amendment No. 1, dated September 5, 2000, to the Note Purchase Agreement, dated as of May 15,1998, among the Company, the Guarantors named therein, Phoenix Home
               Life Mutual Insurance Company and the Ohio National Life
               Insurance Company.                                          1

  10.1         Asset Purchase Agreement between Vintage III, Inc.,
               Hampshire Group, Limited, Item-Eyes, Inc. and certain
               other parties, dated June 26, 2000.                         1

  10.2         Amended and Restated Credit Agreement and Guaranty
               among Hampshire Group, Limited, the Guarantors named
               therein, the Banks named therein and The Chase Manhattan
               Bank as agent for the Banks, dated September 5, 2000.       1

  99.1 Hampshire Group, Limited's press release announcing the completion of the acquisition of the assets and business
               of Item-Eyes, Inc., dated September 6, 2000.                1


               (1) Incorporated by reference to Hampshire Group, Limited's Current Report on Form 8-K filed on September 15, 2000.


               Exhibits filed herewith:
               -----------------------

  10.3 Term Loan Agreement between Merchants National Bank and Hampshire Group, Limited dated as of September 20, 2000.